EXHIBIT 32.1


CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SS 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report on Form 10-QSB of Edd Helms Group, Inc. and Subsidiaries (the "Company") for the quarter ended August 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, W. Edd Helms, Jr., President and Chief Executive Officer of the Company,
Dean A. Goodson, Chief Financial Officer, and L. Wade Helms, Executive Vice President certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

      (1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: December 21, 2006     /s/  W. Edd Helms, Jr.
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                            W. Edd Helms, Jr., President, Chief
                             Executive Officer

       December 21, 2006      /s/  Dean A. Goodson
      ------------------    --------------------
                            Dean A. Goodson, Chief Financial Officer

      December 21, 2006     /s/  L. Wade Helms
      ------------------    ------------------
                            L. Wade Helms, Executive Vice President